UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2023

Capitalworks Emerging Markets Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41108	98-1598114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202) 320-4822

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	CMCAU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	CMCA	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	CMCAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2023, upon the shareholders’ approval of the Trust Amendment Proposal (as defined below) at the Meeting (as defined below), Capitalworks Emerging Markets Acquisition Corp (the “Company”) entered into an amendment (the “Trust Amendment”) to the investment management trust agreement, dated as of November 30, 2021, by and between the Company and Continental Stock Transfer & Trust Company (the “Trust Agreement”) to extend the date by which the Company would be required to consummate a business combination from June 3, 2023 to March 3, 2024, or such earlier date as determined by the Company’s board of directors (the “Board”) in its sole discretion.

A copy of the Trust Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item  5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure contained in Item 5.07 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Item  5.07 Submission of Matters to a Vote of Security Holders.

On May 23, 2023, the Company held an extraordinary general meeting of shareholders (the “Meeting”). At the Meeting, the following proposals were considered and acted upon by the shareholders of the Company:

(a) a proposal to amend the Company’s amended and restated memorandum and articles of association (the “Extension Amendment”) to extend the date by which the Company would be required to consummate a business combination from June 3, 2023 to March 3, 2024 (the “Extension Amendment Proposal”);

(b) a proposal to amend the Company’s amended and restated memorandum and articles of association (the “Liquidation Amendment”, and together with the Extension Amendment, the “Charter Amendments”) to permit the Board, in its sole discretion, to elect to wind up the Company’s operations on an earlier date than March 3, 2024 (including prior to June 3, 2023) (the “Liquidation Amendment Proposal”);

(c) a proposal to amend the Trust Agreement to extend the date by which the Company would be required to consummate a business combination from June 3, 2023 to March 3, 2024, or such earlier date as determined by the Board in its sole discretion (the “Trust Amendment Proposal”); and

(d) a proposal to approve the adjournment of the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the foregoing proposals (the “Adjournment Proposal”).

The number of votes cast for or against, as well as the number of abstentions as to each proposal, are set forth below.

1.	Extension Amendment Proposal

For	Against	Abstain
22,184,457	251,406	0

Accordingly, the Extension Amendment Proposal was approved.

2.	Liquidation Amendment Proposal

For	Against	Abstain
22,184,457	251,406	0

Accordingly, the Liquidation Amendment Proposal was approved.

3.	Trust Amendment Proposal

For	Against	Abstain
22,184,457	251,406	0

Accordingly, the Trust Amendment Proposal was approved.

As there were sufficient votes at the time of the Meeting to approve each of the above proposals, the Adjournment Proposal, which had been previously voted on by proxy, was not presented to shareholders at the Meeting.

Shareholders holding 18,751,603 shares of the Company’s Class A ordinary shares exercised their right to redeem such Class A ordinary shares for a pro rata portion of the funds in the Company’s trust account (the “Trust Account”) established in connection with its initial public offering (the “Redemption”). As a result, $197,192,733.57 (approximately $10.51 per share) will be removed from the Trust Account to pay such holders.

As previously disclosed, on May 23, 2023, the Company issued an aggregate of 5,749,999 Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”) to CEMAC Sponsor LP, the sponsor of the Company (the “Sponsor”), upon the conversion (the “Conversion”) of an equal number of the Company’s Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”), held by the Sponsor. Following the Conversion and the Redemption, there are 9,998,396 Class A Ordinary Shares issued and outstanding and one Class B Ordinary Share issued and outstanding. As a result of the Conversion and the Redemption, the Sponsor holds approximately 57.5% of the Company’s Class A Ordinary Shares that are outstanding.

The Company filed the Charter Amendments with the Cayman Islands Registrar of Companies on May 23, 2023. A copy of the Charter Amendments is attached hereto as Exhibit 3.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	An Amendment to the Amended and Restated Memorandum and Articles of Association of the Company
10.1	Amendment to the Investment Management Trust Agreement, dated as of May 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capitalworks Emerging Markets Acquisition Corp

Date: May 30, 2023	By:	/s/ Roberta Brzezinski
		Name:	Roberta Brzezinski
		Title:	Chief Executive Officer